UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2011

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 523-2990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 24, 2011, we entered into a lease agreement (the “Lease”) with ARE-John Hopkins Court, LLC (“Landlord”) for approximately 59,199 square feet of office and laboratory space in San Diego, CA. The target commencement date of the Lease is on June 14, 2012, and the initial term will expire approximately 126 months after the commencement date. The base rent payable by us will be $192,396.75 per month during the initial term, with 3% annual increases. Landlord will also make available to us additional allowances for tenant improvements and equipment, which will be payable monthly over the lease term and accrue interest at a rate of 9% per year should we elect to use the allowances. The Lease provides us with two consecutive options to extend the term of the Lease for 5 years each, which may be exercised with 12 months prior written notice. In the event we choose to extend the term of the Lease, the minimum monthly rent payable for the additional term will be determined according to the then-prevailing market rate.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which will be attached as an exhibit to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011.

A copy of Verenium’s press release announcing the lease agreement is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Verenium Corporation dated June 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION
Dated: June 29, 2011	By:	/s/ James E. Levine
	Name:	James E. Levine
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Verenium Corporation dated June 29, 2011.